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Exhibit 10.8

ATLAS ENERGY SOLUTIONS INC.

Long Term Incentive Plan

Performance Share Unit Grant Agreement

Participant:
Date of Grant:
Target Number of Performance Share Units Granted:

1.
Performance Share Unit Grant. I am pleased to inform you that you have been granted the above target number of Performance Share Units (the “Target PSUs”) with respect to the common stock, par value $0.01 per share (the “Common Stock”), of Atlas Energy Solutions Inc., a Delaware corporation (the “Company”), under the Atlas Energy Solutions Inc. Long Term Incentive Plan (the “Plan”), as of the Date of Grant. Each Performance Share Unit awarded hereby (a “PSU”) represents the right to receive one share of Common Stock subject to the terms and conditions of this Performance Share Unit Grant Agreement, including Attachments A and B hereto (this “Agreement”), and the number of PSUs that may become vested hereunder may range from 0% to 200% of the Target PSUs, subject to the Committee’s discretion to increase the ultimate number of Vested PSUs (as defined on Attachment A) above the foregoing maximum level as described herein. Each PSU also includes a tandem dividend equivalent right (“DER”), which is a right to receive an amount equal to the cash dividends paid with respect to a share of Common Stock during the Performance Period (as defined on Attachment A), as described in Section 5 (with the amount of DERs actually paid correlated to the ultimate number of Vested PSUs as described herein). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
2.
Performance Goal and Payment.
a.
Subject to the further provisions of this Agreement, (i) if you remain in the continuous employment of the Company Group (as defined in Section 3 below) from the Date of Grant until the last day of the Performance Period; and (ii) if, when and to the extent the applicable Performance Goals (as defined on Attachment A) are determined by the Committee to be achieved (the “Vesting Date”), then as soon as reasonably practical following such Vesting Date, but in no event later than the 30th day following the end of the Performance Period (the “Payment Date”), you will receive payment in respect of the Vested PSUs in the form of a number of shares of Common Stock equal to the number of Vested PSUs. Any fractional Vested PSUs shall be rounded up to the nearest whole PSU. In addition, you will receive a cash payment on the Payment Date in an amount equal to the amount of the accumulated DERs that you are entitled to under Section 5.
b.
If the Committee determines that the Performance Factor (as defined on Attachment A) is 0% such that the Performance Goals are not achieved, all of your PSUs subject to this Award (along with any accumulated DERs) will be cancelled automatically without payment at the end of the Performance Period and automatically forfeited.

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Exhibit 10.8

c.
Notwithstanding anything herein to the contrary, if the Company’s absolute TSR is negative for the Performance Period, the number of PSUs (and associated DERs) that are eligible to become vested and settled pursuant to this Agreement shall be capped at a maximum of the Target PSU number.
3.
Additional Vesting and Forfeiture Events.
a.
For purposes of this Agreement, you shall be considered to be in the employment of the Company and its Affiliates (collectively, the “Company Group”) as long as, (i) you remain an employee of either the Company or an Affiliate; (ii) you remain a member of the Board; or (iii) you remain a Consultant to either the Company or an Affiliate. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to this Agreement, shall confer upon you the right to continued employment by or service with the Company Group or affect in any way the right of the Company Group to terminate such employment or service at any time. Unless otherwise provided in a written employment or consulting agreement or by applicable law, your employment by or service with the Company Group shall be on an at-will basis, and the employment or service relationship may be terminated at any time by either you or the Company Group for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment or service, and the cause of such termination, shall be determined by the Committee.
b.
If you cease to be in the employment of the Company Group during the Performance Period for any reason other than as provided in Section 3(d) below, all PSUs and tandem DERs awarded to you shall be automatically forfeited without payment upon your termination.
c.
Notwithstanding anything to the contrary in this Agreement, if you breach any of the Restrictive Covenants applicable to you (including, without limitation, the Restrictive Covenants set forth in Attachment B hereto) at any time in the 12-month period following your termination of employment with the Company Group for any reason, then (x) any Vested PSUs then held by you shall be forfeited, (y) any shares of Common Stock acquired pursuant to this Award of PSUs shall be forfeited and (z) any proceeds from the sale of shares of Common Stock described in clause (y) above shall be immediately repaid to the Company.
d.
Notwithstanding anything to the contrary in this Agreement, if prior to the end of the Performance Period your employment with the Company Group is terminated by reason of: (x) a Qualifying Termination (as defined below), then you will nevertheless be deemed to have satisfied the employment requirement on a pro-rata basis for purposes of this Agreement and any PSUs determined to become Vested PSUs in accordance with the provisions below; or (y) a termination of employment due to a death or Disability, then you will nevertheless be deemed to have satisfied the employment requirement in full for purposes of this Agreement and any PSUs determined to become Vested PSUs in accordance with the provisions below. Any PSUs that become payable pursuant to this Section 3(d) (along with any accumulated DERs allocated thereto) will be paid to you on the dates specified below.
(i)
If a Qualifying Termination or a termination of service due to a death or Disability occurs during the first two calendar years of the Performance Period, the

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Exhibit 10.8

Performance Factor will be determined to have been met at 100% of target levels. For purposes of clarity, in the event of a Qualifying Termination, the target number of PSUs will be further adjusted by the pro-rata service requirement deemed to have been met in Section 3(d). Payment of the PSUs that become vested pursuant to this Section 3(d)(i) (and the accumulated DERs associated with those PSUs) shall be paid within the 30-day period following the applicable termination event.
(ii)
If a Qualifying Termination or a termination of service due to death or Disability occurs during the third calendar year of the Performance Period, then the PSUs will continue to be subject to the Performance Goals for the remainder of the year in which the termination event occurs, and the Performance Factor will be deemed to be met at the actual performance satisfied at the end of the Performance Period, in accordance with Attachment A hereto. For purposes of clarity, in the event of a Qualifying Termination, the number of PSUs that become vested in accordance with Attachment A will be further adjusted by the pro-rata service requirement deemed to have been met in Section 3(d) above. Payment of the PSUs that become vested pursuant to this Section 3(d)(ii) (and the accumulated DERs associated with those PSUs) shall be paid on the Payment Date specified in Section 2(a) hereof.
e.
For purposes of this Agreement, the terms below shall have the following meanings:
(i)
“Cause” means “cause” (or a term of like import) as defined in the Participant’s employment, consulting or severance agreement with a member of the Company Group in effect at the time of the Participant’s termination of employment or, in the absence of such an agreement or definition, shall mean (i) the Participant’s material breach of this Agreement or any other written agreement between the Participant and a member of the Company Group, including the Participant’s breach of any representation, warranty or covenant made under any such agreement; (ii) the Participant’s material breach of any law applicable to the workplace or employment relationship, or the Participant’s material breach of any policy or code of conduct established by a member of the Company Group and applicable to the Participant; (iii) the Participant’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iv) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Participant’s willful failure or refusal, other than due to disability, to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s actions or omissions as set forth in this clause (v) are of such a nature that the Company determines that they are curable by the Participant, such actions or omissions must remain uncured 30 days after the Company first provided the Participant written notice of the obligation to cure such actions or omissions.
(ii)
“Disability” means with respect to any Participant, a condition such that the Participant by reason of physical or mental disability becomes unable to perform

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Exhibit 10.8

his or her normal duties for more than 180 days in the aggregate (excluding infrequent or temporary absence due to ordinary transitory illness) during any 12-month period.
(iii)
“Good Reason” means “good reason” (or a term of like import) as defined in the Participant’s employment, consulting or severance agreement with a member of the Company Group in effect at the time of the Participant’s termination of employment or, in the absence of such an agreement or definition, shall mean the occurrence of any of the following without the Participant’s consent, (i) an adverse change in Participant’s title, duties or responsibilities (including reporting responsibilities); (ii) a reduction in Participant’s base salary; (iii) any relocation of Participant’s principal place of employment by more than 50 miles from the location of Participant’s principal place of employment as of the Date of Grant; or
(iv)
a material breach by the Company of any of its obligations under this Agreement. The Company and Participant agree that “Good Reason” shall not exist unless and until Participant provides the Company with written notice of the acts alleged to constitute Good Reason within 90 days of Participant’s knowledge of the occurrence of such event, and Company fails to cure such acts within 30 days of receipt of such notice, if curable. Participant must terminate employment within 60 days following the expiration of such cure period for the termination to be on account of Good Reason.

(iv) “Qualifying Termination” means a termination of Participant’s employment with all members of the Company Group, (i) by the Company Group without Cause; or (ii) by Participant for Good Reason.

4.
Change in Control. Notwithstanding anything to the contrary in this Agreement, provided you have not previously ceased to be continuously employed by the Company Group, upon the occurrence of a Change in Control during the Performance Period that constitutes a “change in control event” as defined in the regulations and guidance issued under Section 409A of the Code, (i) any PSUs determined to be Vested PSUs in accordance with the provisions of Attachment A shall be payable to you as soon as reasonably practical following the date of such Change in Control (but in no event later than the 30th day following such date) in the form of Common Stock; and (ii) any accumulated DERs allocated thereto shall be payable at the same time in the form of cash. Notwithstanding anything else contained in this Section 4 to the contrary, if a Change of Control occurs that is not also a “change in control event” as defined in the regulations and guidance issued under Section 409A of the Code, then the payment amounts described in this Section 4 shall be made on the earlier to occur of (i) the Payment Date specified in Section 2(a) hereof and (ii) the occurrence of an event that constitutes a “change in control event” as defined in the regulations and guidance issued under Section 409A of the Code with respect to the Company (with payment made as soon as reasonably practicable following such event).
5.
Certain Covenants. You hereby agree and covenant to perform all of the obligations set forth in Attachment B hereto (which is incorporated by reference hereby) and acknowledge that your obligations set forth in Attachment B constitute a material inducement for the Company’s grant of this Award to you.

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Exhibit 10.8

6.
DERs. Beginning on the Date of Grant, in the event the Company declares and pays a dividend in respect of its Common Stock and, on the record date for such dividend, you hold PSUs granted pursuant to this Agreement that have not been settled in accordance with the terms hereof, the Company shall credit DERs to an account maintained by the Company for your benefit in an amount equal to the product of (i) the cash dividends you would have received if you were the holder of record, as of such record date, of one share of Common Stock, times (ii) your number of Target PSUs. Such account is intended to constitute an “unfunded” account, and neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust of any kind. Provided you become eligible to receive the settlement of a PSU according to any provision of this Agreement, you will also become entitled to receive DERs that correspond to the number of PSUs that become vested and settled with respect to this Agreement. All such DERs will become payable to you in cash on the same date that the corresponding PSUs are paid to you pursuant to this Agreement.
7.
Corporate Acts. The existence of the PSUs shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
8.
Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Participant, such notices or communications shall be effectively delivered if hand delivered to you at your principal place of employment or if sent by registered or certified mail to you at the last address you have filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
9.
Nontransferability of Agreement. During the lifetime of the Participant, this Agreement and the PSUs and DERs evidenced hereby may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Neither the PSUs or DERs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
10.
Governing Law. This agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of Delaware law.
11.
Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the

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Exhibit 10.8

Participant’s beneficiaries, executors, administrators and the Person(s) to whom the PSUs and DERs may be transferred by will or the laws of descent or distribution.
12.
Binding Effect: Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under you.
13.
No Rights as Shareholder. The PSUs represent an unsecured and unfunded right to receive a payment in shares of Common Stock and associated DERs, which right is subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Accordingly, you shall have no rights as a shareholder of the Company, including, without limitation, voting rights or the right to receive dividends and distributions as a shareholder, with respect to the shares of Common Stock subject to the PSUs, unless and until such shares of Common Stock (if any) are delivered to you as provided herein.
14.
Withholding of Taxes. To the extent that the receipt, vesting or settlement of PSUs or DERs results in compensation income or wages to the Participant for federal, state, local or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, stock (including previously owned stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned stock, the maximum number of shares of stock that may be so withheld (or surrendered) shall be the number of shares of stock that have an aggregate fair market value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
15.
Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs and DERs granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in

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Exhibit 10.8

any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
16.
Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
17.
Consent to Jurisdiction and Venue. The Participant hereby consents and agrees that state courts located in Austin, Texas and the United States District Court for the Western District each shall have personal jurisdiction and proper venue with respect to any dispute between the Participant and the Company arising in connection with the PSUs and DERs or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to such jurisdiction as an inconvenient forum.
18.
Clawback. Notwithstanding any other provisions in the Plan or this Agreement to the contrary, any Award granted hereunder and any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation or applicable stock exchange listing are subject to any written clawback policies that the Company may adopt either prior to or following the Date of Grant of this Agreement, whether required pursuant to or related to any applicable law, government regulation or stock exchange listing. Any such clawback policy may subject a Participant's Award and amounts received with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events occur, including an accounting restatement, or other events or wrongful conduct specified in any such clawback policy. The Committee will make any determination for reduction, cancelation, forfeiture or recoupment in its sole discretion and in accordance with any applicable law or regulation.
19.
Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to "including" shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or

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Exhibit 10.8

ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
20.
Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
21.
Insider Trading Policy. The terms of the Company's insider trading policy with respect to shares of Common Stock are incorporated herein by reference.
22.
Section 409A Compliance. This Agreement is intended to comply with the Nonqualified Deferred Compensation Rules or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. To the extent that the Committee determines that the PSUs and DERs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs and DERs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of, (i) the date that is six months following the Participant’s separation from service; and (ii) the Participant’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. All payments made pursuant to this Agreement shall be deemed to be separate payments.
23.
Plan Controls. By accepting this grant, you agree that the PSUs (and DERs) are granted under and governed by the terms and conditions of the Plan and this Agreement. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise defined herein, capitalized terms used and defined in the Plan shall have the same defined meanings in this Agreement.

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Exhibit 10.8

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

ATLAS ENERGY SOLUTIONS INC.

By:

Name: John Turner

Title: CEO, President and CFO

PARTICIPANT

Name: [Name]

A-

Exhibit 10.8

ATTACHMENT A

I.
Definitions.

•
The “Performance Period” shall begin on January 1, 2024 and end on December 31, 2026.

•
The “Performance Goals” for the PSUs are a combination of the following, (i) ROCE; and (ii) Relative TSR.
•
“Relative TSR” compares (i) the Total Return of a share of Common Stock for the Performance Period to (ii) the Total Return of a common share/unit of each member of the Peer Group (as defined below) for such Performance Period, to determine the portion of the Performance Factor that is applicable to Relative TSR.
•
“ROCE” means Return on Capital Employed, or (i) income from operations (defined as earnings before interest and tax with adjustment for extraordinary items within the discretion of the Board) divided by (ii) capital employed (based on the average of the beginning and ending balances of each calendar year, or a portion of a calendar year). Capital employed equals total assets less accounts payable, income taxes payable, accrued liabilities, and other current liabilities.
•
“Total Return” shall be measured by (i) subtracting the average closing price per share/unit for the first ten trading days of the Performance Period (the “Beginning Price”), from (ii) the sum of (a) the average closing price per share/unit for the last ten trading days of such Performance plus (b) the aggregate amount of dividends/distributions paid with respect to a share/unit during such Performance Period (the result being referred to as the "Value Increase") and (iii) dividing the Value Increase by the Beginning Price.

•
The “Performance Factor” means a percentage, ranging from 0% to 200% (or more, as determined by the Committee in its discretion as described herein), determined by the Committee in accordance with Paragraph II below, combing the results of each Performance Goal, and weighting each of the Performance Goals as noted in the table below.

•
“Vested PSUs” means a number of PSUs equal to the product of (i) the number of Target PSUs, times (ii) the Performance Factor deemed to be earned at the time that such a determination is required pursuant to this Agreement.

1

A-

Exhibit 10.8

II.
Performance Factor. The Performance Factor will be determined as follows:

Performance Goal	Weight	Performance Factor*
		Threshold	Target	Maximum
Return on Capital Employed (ROCE)	25%	15%	20%	25%
Relative Total Shareholder Return (TSR)	75%	30th Percentile	60th Percentile	90th Percentile
PSUs earned (% of Target PSUs)		50%	100%	200%

__________________________

*
The performance levels achieved between the threshold and target levels, or the target and maximum levels noted above will be a percentage or percentile based on a straight-line interpolation.

•
The Performance Factor may be decreased or increased (including above 200%) by the Committee in its discretion taking into account all factors the Committee deems relevant, including changes to the Peer Group occurring during the Performance Period, anomalies in trading during the applicable trading days or other business performance matters that the Committee determines to impact the Performance Factor.
•
If the performance result for a Performance Goal does not meet the threshold level for that Performance Goal, the PSUs subject to that Performance Goal will not be eligible to vest in accordance with this Agreement, even if the combined Performance Factor that may be achieved by combing the results of the two Performance Goals would have resulted in Performance Factor above the threshold level.

•
If the Performance Factor is deemed to be achieved at any level below the threshold level set forth within the table above, the Performance Factor will be deemed to be 0%.
•
In the event of a Change in Control, the Committee shall determine the Performance Factor as of the date of such Change in Control. If a Performance Goal may not be determinable with reasonable certainty at the time of the Change in Control, the Committee will determine the applicable Performance Factor by starting with a target Performance Factor of 100%, but adjusted that percentage by taking into account any other factors deemed relevant to the Change in Control by the Committee.

2

A-

Exhibit 10.8

III.
Adjustments to Performance Goal for Certain Events.

If, during the Performance Period, there is a change in accounting standards required by the Financial Accounting Standards Board, the above Performance Goal shall be adjusted by the Committee as appropriate, in its discretion, to disregard the effect of such change.

IV.
Peer Group Companies.

The “Peer Group” shall consist of the companies contained with the Company's benchmarking group, which as of the Date of Grant, shall consist of the following:

Ticker Symbol	Company Name
CHX	Champion X Corporation
LBRT	Liberty Energy Inc.
NEX	NexTier Oilfield Solutions Inc.
PTEN	Patterson-UTI Energy, Inc.
HP	Helmerich & Payne, Inc.
SLCA	U.S. Silica Holdings, Inc.
WTTR	Select Energy Services, Inc.
XPRO	Expro Group Holdings N.V.
PUMP	ProPetro Holding Corp.
OIS	Oil States International, Inc.
WHD	Cactus, Inc.
NINE	Nine Energy Service, Inc.
CLB	Core Laboratories N.V.
DRQ	Dril-Quip, Inc.
SOI	Solaris Oilfield Infrastructure, Inc.

If the Committee determines that an adjustment to the Peer Group is necessary or desirable to continue to reflect an appropriate Peer Group for this Award, then the Company shall take any actions it deems necessary or desirable in its complete and absolute discretion to effectuate this adjustment.

V.
Committee Determination.

The Committee shall review the results with respect to the Performance Goals and shall determine the Performance Factor and the number of Vested PSUs as soon as reasonably practical. However, no PSUs or DERs shall be paid prior to such determination or the time of payment specified in the Agreement. For the sake of clarity, any exercise of discretion or adjustments made by the Committee as contemplated herein may be effectuated without your consent and will not be treated (for purposes of the Plan or this Agreement) as an amendment to the Agreement that materially reduces the benefit of the Participant without his or her consent.

3

B-

Exhibit 10.8

Attachment B

Restrictive Covenants

1.
Confidential Proprietary Information. “Confidential Information” refers to an item of information, or a compilation of information, in any form (tangible or intangible), related to the Business (defined below) that the Atlas Affiliates have not made public or authorized public disclosure of, and that is not generally known to the public through proper means. Participant acknowledges that in Participant’s position with the Company or an Atlas Affiliate, Participant will obtain and/or have access to Confidential Information regarding the Business, including, but not limited to, knowledge, information and materials about: technical data, know-how, innovations, computer programs, un-patented inventions, and trade secrets; methods of operation and operational data and techniques; customer lists, customer or client data, preferences, and purchasing histories; nonpublic information regarding products and services; know-how, formulations, research and development, including information regarding discoveries, new products or services not yet released to the public; the Atlas Affiliates’ programs to minimize environmental and occupational hazards and health and safety risks; business plans; and confidential information about strategic, financial, marketing or pricing matters, human resources information obtained from a confidential personnel file (such as internal evaluations of the performance, capability and potential of any employee of the Atlas Affiliates) and other proprietary matters relating to the Atlas Affiliates, all of which constitute a valuable part of the assets of the Atlas Affiliates which this Agreement is designed to protect. Confidential Information does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of non-management employees if used by them for purposes protected by §7 of the National Labor Relations Act (the NLRA) such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for their mutual aid or protection. “Business” means providing sand and sand-based products and logistics services used by oil and gas exploration and production companies to enhance the productivity of their wells, as well as other high-quality sand-based products, logistics services, strong technical leadership and applications knowledge to end users in the oil and gas business. “Atlas Affiliates” means the Company and such affiliated entities, including without limitation all of the Company’s direct or indirect subsidiaries.

Accordingly, until such time as the Confidential Information is readily available publicly (other than as a result of disclosure by Participant), Participant shall not knowingly reveal, disclose or make known to any person (other than as may be required by law) or use for Participant’s own or another’s account or benefit, any such Confidential Information, whether or not developed, devised or otherwise created in whole or in part by the efforts of Participant. Participant represents and warrants that Participant will only reveal or disclose such Confidential Information as required by law or as necessary in the performance of Participant’s duties on behalf of the Company. Participant warrants and represents Participant will not use, for Participant’s own or another’s account or benefit, any such Confidential Information, whether or not developed, devised or otherwise created in whole or in part by the efforts of Participant. If Participant has any questions about what constitutes Confidential Information, Participant agrees to contact the

1

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Exhibit 10.8

Company’s Legal Department prior to disclosure of such information. The Company and Participant also recognize that federal and state law provide additional protection for statutorily defined trade secrets and this Agreement does not waive, alter, or reduce any such additional protections. Likewise, the Company and Participant agree that this Agreement does not alter, reduce or modify any obligations Participant owes to the Atlas Affiliates under any other applicable statute or the common law.

Notwithstanding the foregoing, nothing herein shall be construed to prohibit the reporting of a violation of law or to prohibit a disclosure of information that is compelled by law; provided, however, that to the extent allowed by law, Participant will give the Company as much written notice as possible under the circumstances and will cooperate with the Company in any legal action undertaken to protect the confidentiality of the information.

Participant acknowledges and agrees that the Company provides immunity for the disclosure of a trade secret to report a suspected violation of law and/or in an anti-retaliation lawsuit, as follows:

(1)
Immunity. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-
(A)
is made—
(i)
in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and
(ii)
solely for the purpose of reporting or investigating a suspected violation of law; or
(B)
is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2)
USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual-
(A)
files any document containing the trade secret under seal; and
(B)
does not disclose the trade secret, except pursuant to court order.

Furthermore, in accordance with 18 U.S.C. § 1833(b), nothing in this Section, including the duties, obligations and restrictions identified in this Section, shall prevent Participant from disclosing information, including Confidential Information but not information protected by the attorney-client communication privilege, to a Federal, State, or local government official, either directly or indirectly, or to an attorney.

Nothing in this Section shall be deemed a waiver of the Company’s or any Atlas Affiliate’s right to the protections of the attorney-client communications privilege.

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Exhibit 10.8

2.
Non-Competition. Participant agrees that for a period of 12 months from the date of the termination of Participant’s employment (“Termination Date”), Participant shall not, anywhere within the Territory (defined below), directly or indirectly, acting individually or as an owner, shareholder, partner, employee, contractor, agent or otherwise (other than on behalf of an Atlas Affiliate): (a) provide services that are the same as or similar in function or purpose to the services Participant provided to the Atlas Affiliate(s) during the last two years of employment (the “Look Back Period”) or such services that are otherwise likely or probable to result in the use or disclosure of Confidential Information to a business whose products and services include those aspects of the Business regarding which Participant had material involvement or received Confidential Information about during the Look Back Period (such products and services being “Competing Products and Services” and such business being a “Restricted Business”); and/or (b) own, receive or purchase a financial interest in, make a loan to, or make a monetary gift in support of, any such Restricted Business. Notwithstanding the foregoing prohibited conduct, Participant may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange. Nothing herein shall be construed to prohibit Participant’s employment in a separately operated subsidiary or other business unit of a company that would not be a Restricted Business but for common ownership with a Restricted Business, so long as written assurances regarding the non-competitive nature of Participant’s position that are satisfactory to the Company and have been provided by Participant and the new employer in advance. “Territory” shall be defined as any area in the United States where any Atlas Affiliate has an office or conducts business on a regular basis or has planned to conduct business on a regular basis at any time during the 12 months prior to termination. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Participant, then this Agreement controls and supersedes all other documents for purposes of this clause.
3.
Non-Solicitation of Employees. Participant agrees that for a period of 12 months from the Termination Date, Participant will not, without the prior written consent of the Company, which may be granted or withheld by the Company in its sole discretion, in person or through the assistance of others, knowingly participate in soliciting directly or indirectly or hiring an employee of an Atlas Affiliate for the purpose of persuading the employee to end or modify the employee's employment relationship with the Atlas Affiliate. Where required by applicable law to be enforceable, the foregoing restriction shall be limited to employees with whom the Participant worked or about whom the Participant received Confidential Information during the Look Back Period. During employment with an Atlas Affiliate, Participant agrees Participant will not solicit or communicate with an employee of the Atlas Affiliate for the purpose of persuading such employee to work for a Restricted Business. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Participant, then this Agreement controls and supersedes all other documents for purposes of this clause.
4.
Customer Restriction. Participant agrees that for a period of 12 months from the Termination Date, Participant will not, working alone or in conjunction with one or more other persons or entities, for compensation or not: (a) solicit, assist in soliciting, facilitate

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Exhibit 10.8

the solicitation of, provide, or offer to provide services to any and all customers of an Atlas Affiliate as to which Participant had contact, provided services or received Confidential Information about in the Look Back Period (“Covered Customer”) for the purpose of providing a Competing Product or Service; or (b) induce or attempt to induce any Covered Customer to withdraw, curtail or cancel its business with the Atlas Affiliate or in any other manner modify or fail to enter into any actual or potential business relationship with the Atlas Affiliate. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Employee, then this Agreement controls and supersedes all other documents for purposes of this clause.
5.
Reasonableness of Covenants. Participant acknowledges and agrees that the covenants in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. In addition, Participant acknowledges that the restrictions contained in this Agreement are reasonable in scope and necessary to protect Confidential Information (including trade secrets), and to protect the business and goodwill of the Atlas Affiliates and are considered to be reasonable for such purposes. Participant further acknowledges and agrees that Participant’s breach of the provisions of this Annex 1 will cause the Company and Atlas Affiliates irreparable harm, which cannot be adequately compensated by money damages. Participant consents and agrees that the forfeiture provisions contained in the Agreement are reasonable remedies in the event the Participant commits any such breach.
6.
Severability and Reformation. Should any restriction created by this Agreement be deemed unreasonable or unenforceable as written, then the Parties agree that a court may modify any unreasonable or unenforceable element of the restriction to make it reasonable and enforceable or enforce it only to the extent it is reasonable and enforceable. If any court determines that any of the covenants contained herein, or any part thereof, is invalid or unenforceable, notwithstanding the foregoing reformation provision, the remainder of the covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. In the event that the covenants and restrictions of this provision are in conflict with any other employment related document executed by Participant, then this Agreement controls and supersedes all other documents for purposes of this clause.

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